Exhibit (a)(1)(B)

NOTICE OF INTENT TO TENDER

REGARDING

SHARES

OF

AB PRIVATE CREDIT INVESTORS CORPORATION

Tendered Pursuant to the Offer to Purchase Dated November 28, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED BY, 5:00 P.M. EASTERN TIME ON DECEMBER 31, 2025 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and return or deliver it to your Bernstein advisor.

If you do not have a Bernstein advisor, you may return it to:

66 Hudson Boulevard East, Attn: Private Client,

New York, New York, 10001; or fax it to (212) 407-5850.

For additional information, call your Bernstein advisor.

You may also direct questions to the main office of Bernstein at (212) 486-5800.

AB Private Credit Investors Corporation

The undersigned hereby tenders to AB Private Credit Investors Corporation, an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“AB PCIC” or the “Fund”), shares of the Fund’s common stock, par value $0.01 per shares (the “Shares”), held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated November 28, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER TO PURCHASE INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND OR ITS AGENTS TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms set out in the Offer to Purchase.

The undersigned recognizes that under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

Until cash payment has been made, a non-interest bearing, non-transferable promissory note for the purchase price will be held in an account for the undersigned with AllianceBernstein Investor Services, Inc., the Company’s transfer agent and agent designated for this purpose. A copy may be requested by calling your Bernstein advisor and, upon request, will be provided to the undersigned at the email address on record with the Fund, or by mail at the address of the undersigned as maintained in the Fund’s records. Subsequently, cash payment of the purchase price for the Shares tendered by the undersigned will be made as instructed in Part 3 of this Notice of Intent to Tender. The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of December 31, 2025. All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE FAX, MAIL OR EMAIL THIS NOTICE OF INTENT TO TENDER TO YOUR BERNSTEIN ADVISOR NO LATER THAN 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE. IF YOU DO NOT HAVE A BERNSTEIN ADVISOR, THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED IN GOOD ORDER, NO LATER THAN 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE, BY THE COMPANY’S TRANSFER AGENT, ALLIANCEBERNSTEIN INVESTOR SERVICES, INC., AT THE FOLLOWING ADDRESS: ALLIANCEBERNSTEIN L.P., 66 Hudson Boulevard East, ATTN: PRIVATE CLIENT, NEW YORK, N.Y. 10001; OR BY FAX TO (212) 407-5850. FOR ADDITIONAL INFORMATION CONTACT YOUR BERNSTEIN ADVISOR OR BERNSTEIN’S MAIN OFFICE AT (212) 486-5800.

PART 1 Stockholder Information:

Name of Stockholder: (account name)

Account Number:

PART 2 Shares Being Tendered: (specify one)

☐ All of the undersigned’s Shares.

Effect on Remaining Capital Commitment: By electing this option, stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before November 28, 2022 will be released from such Capital Commitment and, if all Shares are accepted, will no longer be stockholders in the Fund.

Dividend Reinvestment Plan Election: If a stockholder has not opted in to the Dividend Reinvestment Plan, no action is necessary.

For stockholders that entered into a Capital Commitment on or before November 28, 2022, by virtue of delivery of this Notice of Intent to Tender, the election to tender all of the undersigned’s Shares shall be deemed an instruction to the Fund to notify State Street Bank and Trust Company (the administrator of the Fund’s Dividend Reinvestment Plan) of a change of election to have all dividends of the Fund paid in cash to the stockholder beginning with dividends payable on or after December 31, 2025.

For stockholders that have made Capital Commitments after November 28, 2022, the delivery of this Notice of Intent to Tender and tender of all of the undersigned’s Shares shall not be deemed an instruction to the Fund to notify State Street Bank and Trust Company of a change of election under the Fund’s dividend reinvestment plan, unless this box is checked to opt out of the Fund’s dividend reinvestment plan: ☐

☐ A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings:    %.

Effect on Remaining Capital Commitment:

Stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before November 28, 2022 will be released from such Capital Commitment unless they elect to keep their Capital Commitment in effect by selecting an option below:

☐ Maintain such Capital Commitment.

☐ Release from such Capital Commitment (Default election if no election is made).

☐ The following number of Shares:    .

Effect on Remaining Capital Commitment:

Stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before November 28, 2022 will be released from such Capital Commitment unless they elect to keep their Capital Commitment in effect by selecting an option below:

☐ Maintain such Capital Commitment.

☐ Release from such Capital Commitment (Default election if no election is made).

PART 3 Payment:

If you want to request that 100% of the cash payment of the note be sent to a single destination, please check one option below and provide the relevant information:

☐ Journal to Bernstein Account Number:

☐ Check Payable to:

Mailing Address:

☐ Wire or ACH Transfer (circle one)

Destination Bank:

ABA Routing Number or BIC/SWIFT:

Mailing Address:

Recipient Institution:

Account Number:

Recipient/For Credit to: (Account Title)

Account Number: (if applicable)

Alternatively, if you want to request that cash payment of the note be divided among two or more destinations, please provide the relevant instructions in this section, specifying amounts and percentages as needed:

PART 4 Signature(s)

By signing below, you acknowledge that you have received and reviewed the Offer to Purchase and that the Fund will execute your tender request as detailed in Parts 1-3 unless a Notice of Withdrawal is properly submitted prior to the Expiration Date outlined in the Offer to Purchase.

Print Signatory Name and Title (if any)	Signature	Date
Print Signatory Name and Title (if more than one)	Signature	Date
Print Signatory Name and Title (if more than one)	Signature	Date

Fcrm W-9 Request for Taxpayer Give form to the (Rev. March 2024) Identification Number and Certification requester. Do not Department of the Treasury send to the IRS. Internal Revenue Service Go to www.irs.gov/FormW9 for instructions and the latest information. Before you begin. For guidance related to the purpose of Form W-9, see Purpose ofFonn, below . 1 Name of entity/individual. M entry is required. (For a sole proprietor or disregarded entity, enter the owner’s name on line 1, and enter the business/disregarded entity’s name on line 2.) 2 Business name/disregarded entity name, if different from above. <? 3a Check the appropriate box for federal tax classification of the entity!Individual whose name is entered on line 1. Check 4 Exemptions (codes apply only to “’01 only one ofthe following seven boxes. certain entities, not individuals; “’0. see instructions on page 3): c D Individual/sole proprietor D C corporation D S corporation D Partnership D TrusVestate 0 “’c:: ·”’ D LLC. Enter the tax classification (C = C corporallon, S = S corporation, P = Partnership) —- Exempt payee code (if any) —— ~-52 Note: Check the “LLC” box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax -t classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check t he appropriate Exemption from Forefgn Account Tax a 2 box fo r the tax classification of its owner. Compliance Act (I ATCA) reporting .§~ D Other (see instructions) code (1f any) 0. 0 ~ 3b If on line 3a you checked “Partnerst.p” cr ‘Trust/estate,” or checked “LLC” and entered “P” as its tax classlficallon, ~ and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check (Applies to accounts maintained &- this box if you have any foreign partners, owners, or beneficiaries. See instructions D outside the United States.) “’ 5 Address (number, street, and apt. or su1te no.). See instructions. Requester’s name and address (optional) (/)”’ 6 City, state, and ZIP code 7 List account number(s) here (optionaQ ma Taxpayer Identification Number (TIN) [ Social security number I Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup Withholding. For 1nd1v1duals, th1s 1s generally your soc1al secunty number (SSN). How ever, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other ITIJ -ITJ -1I I I entities, it is your employer identification number (EIN). If you do not have a number, see How to get a or TIN. later. Note: If the account is in more than one name, see the instructions for line 1. See also What Name and Number To Give the Requester for guidelines on whose number to enter. Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup w ithholding becau se (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup w ithholding ; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form Qf any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign I Signature of Here . U.S. person Date General Instructions New line 3b has been added to t his form . A flow-through ent ity is required to complete this line to indicate t hat it has direct or indirect Section references are to the Internal Revenue Code unless otherwise foreign partners, owners, or b eneficiaries when it provides the Form W-9 noted. to another ftow -through entity in w hich it has an ownership interest. This Future developments . For the latest information about developments change is intended to provide a f low -through entity w ith information related to Form W-9 and its instructions, such as legislation enacted regarding the status of its indirect foreign partners, owners, or after they were published, go to www.irs.gov/FormW9. beneficiaries, s o that it can satisfy any applicable reporting requirements. For example, a p artnership that has any indirect foreign What’s New partners may be required t o complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K- 3 (Form 1 065). Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the Purpose of Form appropriate box for the tax classification of its owner. Otherwise, it should check the “LLC” box and enter its appropriate tax classification. An individual or entity (Form W-9 requester) who is required t o file an information return w ith the IRS is giving you this form because they Cat. No. 10231X Fcrm W-9 (Rev. 3-2024)

Form W-9 (Rev. 3-2024) Page **2**

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid).
- Form 1099-DIV (dividends, including those from stocks or mutual funds).
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).
- Form 1099-NEC (nonemployee compensation).
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).
- Form 1099-S (proceeds from real estate transactions).
- Form 1099-K (merchant card and third-party network transactions).
- Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).
- Form 1099-C (canceled debt).
- Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3 Certain payees and payments are exempt from backup withholding. example, if a foreign LLC that is treated as a disregarded entity for U.S. See Exempt payee code, later, and the separate Instructions for the federal tax purposes has a single owner that is aU S. person, the US. Requester of Form W-9 for more information. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not See also Establishing U.S. status for purposes of chapter 3 and disregarded for federal tax purposes. Enter the disregarded entity ‘s chapter 4 withholding, earlier. name on line 2. If the owner of the disregarded entity is a foreign person, What Is FATCA Reporting? the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account Line 2 holders that are specified U.S. persons. Certain payees are exempt from If you have a business name, trade name, DBA name, or disregarded FATCA reporting. See Exemption from FATCA reporting code, later, and entity name, enter it on line 2. the Instructions for the Requester of Form W-9 for more information. Line 3a Updating Your Information Check the appropriate box on line 3a for the U.S. federal tax You must provide updated information to any person to whom you classification of the person whose name is entered on line 1. Check only claimed to be an exempt payee if you are no longer an exempt payee one box on line 3a. and anticipate receiving reportable payments in the future from this IF the entity/individual on line 1 THEN check the box for person. For example, you may need to provide updated information if is a(n) .. . you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if • Corporation Corporation. the name or TIN changes for the account, for example, if the grantor of a • Individual or Individual/sole proprietor. grantor trust dies. • Sole proprietorship Penalties • LLC classified as a partnership Limited liability company and for U.S. federal tax purposes or enter the appropriate tax Failure to furnish TIN.If you fail to furnish your correct TIN to a classification: requester, you are subject to a penalty of $50 for each such failure • LLC that has filed Form 8832 or unless your failure is due to reasonable cause and not to willful neglect. 2553 electing to be taxed as a P = Partnership, corporation C = C corporation, or Civil penalty for false information with respect to withholding. If you S = S corporation. make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. • Partnership Partnership. Criminal penalty for falsifying information. Willfully falsifying • Trust/estate Trust/estate. certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Line 3b Misuse of TINs. If the requester discloses or uses TINs in violation of Check this box if you are a partnership (including an LLC classified as a federal law, the requester may be subject to civil and criminal penalties. partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this Specific Instructions form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 Line 1 (or documentary evidence) from any partner, owner, or beneficiary You must enter one of the following on this line; do not leave this line establishing foreign status or if you receive a Form W-9 from any blank. The name should match the name on your tax return. partner, owner, or beneficiary that has checked the box on line 3b. If this Form W-9 is for a joint account (other than an account Note: A partnership that provides a Form W-9 and checks box 3b may maintained by a foreign financial institution (FFI)), list first, and then be required to complete Schedules K-2 and K-3 (Form 1065) . For more circle, the name of the person or entity whose number you entered in information, see the Partnership Instructions for Schedules K-2 and K-3 Part I of Form W-9. If you are providing Form W-9 to an FFI to document (Form 1065). If you are required to complete line 3b but fail to do so, you may not a joint account, each holder of the account that is a U.S. person must receive the information necessary to file a correct information return with provide a Form W-9. the IRS or furnish a correct payee statement to your partners or • Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security beneficiaries. See, for example, sections 6698, 6722, and 6724 for Administration (SSA) of the name change, enter your first name, the last penalties that may apply. name as shown on your social security card, and your new last name. Line 4 Exemptions Note for ITIN applicant: Enter your individual name as it was entered If you are exempt from backup withholding and/or FATCA reporting, on your Form W-7 application, line 1a. This should also be the same as enter in the appropriate space on line 4 any code(s) that may apply to the name you entered on the Form 1040 you filed with your application. you • Sole proprietor. Enter your individual name as shown on your Form Exempt payee code. 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) • Generally, individuals (including sole proprietors) are not exempt from name on line 2. backup withholding. • Partnership, C corporation, S corporation, or LLC, other than a • Except as provided below, corporations are exempt from backup disregarded entity. Enter the entity’s name as shown on the entity’s tax withholding for certain payments, including interest and dividends. return on line 1 and any business, trade, or DBA name on line 2. • Other entities. Enter your name as shown on required U.S. federal tax • Corporations are not exempt from backup withholding for payments documents on line 1. This name should match the name shown on the made in settlement of payment card or third-party network transactions. charter or other legal document creating the entity. Enter any business, • Corporations are not exempt from backup withholding with respect to trade, or DBA name on line 2. attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect • Disregarded entity. In general, a business entity that has a single to payments reportable on Form 1099-MISC. owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations The following codes identify payees that are exempt from backup section 301. 7701-2(c)(2). A disregarded entity should check the withholding. Enter the appropriate code in the space on line 4. appropriate box for the tax classification of its owner. Enter the owner’s 1-An organization exempt from tax under section 501 (a), any IRA, or name on line 1. The name of the owner entered on line 1 should never a custodial account under section 403(b)(7) if the account satisfies the be a disregarded entity. The name on line 1 should be the name shown requirements of section 401(f)(2). on the income tax return on which the income should be reported. For

Form W-9 (Rev. 3-2024) Page 4

2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024) Page 5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* **Note:** The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024) Page 6

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Go to *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.